As filed with the Securities and Exchange Commission on April 10, 2008
Registration No. 33-68148

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Signal Technology, Inc.
(Exact name of registrant as specified in its charter)

California	77-0015491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 West California Avenue Sunnyvale, California 94087

(Address of principal executive offices) (Zip code)

Applied Signal Technology, Inc. 1991 Stock Option Plan, as amended
(Full title of the plan)

Gary L. Yancey
President, Chief Executive Officer,
and Chairman of the Board
Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94087
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (408) 749-1888
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DE-REGISTRATION OF SHARES
SIGNATURES

DE-REGISTRATION OF SHARES
     The Applied Signal Technology, Inc. 1991 Stock Option Plan (the “1991 Plan”) expired on January 19, 2001, and all shares remaining available for future grant under the 1991 Plan at that time expired. Accordingly, no future option grants will be made pursuant to the 1991 Plan.
     This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8, No. 33-68148, which was originally filed on August 30, 1993 (the “Registration Statement”), is filed to deregister 231,805 shares previously registered but not granted under the Registrant’s 1991 Plan.
     Please note, however, that 129,189 shares remain subject to outstanding options previously granted under the Registrant’s 1993 Plan, but not yet exercised by the optionee. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 10, 2008.

APPLIED SIGNAL TECHNOLOGY, INC.
By:	/s/ James E. Doyle
James E. Doyle
Vice President of Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2008.

Signature	Title

/s/ Gary L. Yancey Gary L. Yancey	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)

/s/ James E. Doyle James E. Doyle	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Milton E. Cooper Milton E. Cooper	Director

/s/ John P. Devine John P. Devine	Director

/s/ David D. Elliman David D. Elliman	Director

Marie S. Minton	Director

/s/ Robert J. Richardson Robert J. Richardson	Director

/s/ John R. Treichler John R. Treichler	Chief Technical Officer and Director